Exhibit 10. 4

LEASE EXTENSION

WHEREAS, on or about September 7, 2001, Fox and Fields, a general partnership (hereinafter “Fox and Fields”), and Duet GP, dba Pressplay (hereinafter “Pressplay”), entered into a lease respecting the premises located at 9044 Melrose Avenue, West Hollywood, California, a copy of which lease is attached hereto as Exhibit A; and

WHEREAS, on or about May 19, 2003, Duet GP was converted into Duet, LLC, and Duet, LLC was renamed Napster, LLC, and Napster, LLC was sold to Roxio, Inc.; and

WHEREAS, Roxio, Inc. agrees to enter into a guaranty as of the date hereof as guarantor of the obligations of Napster, LLC under the lease; and

WHEREAS, Napster, LLC. wishes to extend its tenancy under the terms of the lease for an additional seven (7) months, i.e. to April 30, 2007;

NOW THEREFORE, Fox and Fields hereby agrees to extend the term of the lease for a term of seven (7) months, beginning October 1, 2006, and ending April 30, 2007. All other terms of the lease shall remain in full force and effect and shall not be amended hereby.

This lease extension dated for reference purposes only January 5, 2005.

Napster, LLC		Fox and Fields, a general partnership

By	/s/ William Growney	By	/s/ Robert Fox
	William Growney, Secretary		Robert Fox, partner

GUARANTY OF NAPSTER, INC.

Napster, Inc. hereby guarantees the obligations of Napster, LLC under the lease pursuant to the terms of that certain Guaranty of Lease dated as of September 26, 2001 by Universal Music Group, Inc. and Sony Music Entertainment, Inc. to Fox and Fields, a copy of which is attached hereto as Exhibit “B”, as if Napster, Inc. was originally a party thereto.

Napster, Inc.

Dated: January 5, 2005	By	/s/ William Growney
William Growney, Secretary

Exhibit A

[LEASE FILED AS EXHIBIT 10.3 TO S-3 FILED WITH THE SEC ON FEBRUARY 3, 2005]

Exhibit B

GUARANTY OF LEASE

This Guaranty of Lease (“Guaranty”) is entered into this 26th day of September, 2001, by Universal Music Group, Inc., a California Corporation and Sony Music Entertainment Inc., a Delaware Corporation (collectively, the “Guarantor”) whose addresses are 2220 Colorado Avenue, Santa Monica, California 90404 and 550 Madison Avenue, New York, New York 10022, to Fox & Fields, a general partnership (“Lessor”), whose address is P.O. Box 92640, Los Angeles, California 90009, with respect to certain obligations of Duet GP, a Delaware general partnership d/b/a Pressplay (“Lessee”).

Guarantor is financially interested in Lessee and in order to induce Lessor to enter into that certain Lease, dated September 7, 2001 by and between Lessor and Lessee for the building and parking areas located at 9044 Melrose Avenue, West Hollywood, California 90069 (the “Lease”), Guarantor is willing to enter into this Guaranty of Lease.

I. Guaranty. In order to induce Lessor to enter into the Lease, Guarantor unconditionally, absolutely, and irrevocably guarantees and promises to Lessor full and complete payment by Lessee of all amounts due under the Lease, as the same may hereafter be modified, amended, extended or renewed, including but not limited to payment when due of rent and other sums due under the Lease and all damages to which Lessor is or may be entitled whether under California Civil Code Section 1951.2 upon a termination of the Lease or otherwise. This is a continuing guaranty of payment and not of collectibility, which shall remain in full force and effect during the term of the Lease, as renewed or extended, and thereafter until Lessee’s obligations are fully satisfied. This Guaranty shall be effective only as to those matters which constitute a default beyond the applicable cure period by Lessee under the Lease of any payment or contractual monetary obligation for which Guarantor has been given written notice of Lessee’s default and no later than the date when such notice is required to be given to Lessee under the Lease. If all or any portion of the obligations guaranteed are paid this Guaranty shall continue in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Lessor as a preference, fraudulent transfer or otherwise. Guarantor’s liability is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Lease, and Guarantor waives any and all benefits and defenses under California Civil Code 2810 and agree that by doing so Guarantor is liable even if Lessee had no liability at the time of execution of the Lease or thereafter ceases to be liable. Subject to all of the provisions of this Guaranty, Guarantor hereby guarantees unto Lessor the full and timely payment of any contractual monetary obligation which may be due to Lessor from Lessee under the provisions of the Lease (hereinafter referred to as the “Indebtedness”) as and when the same shall be due and payable. It is understood that Guarantor shall not undertake any nonmonetary covenants or obligations whatsoever other than to make payment in accordance with the terms under the Lease, and this Guaranty does not cover expressly or implied by any of the other obligations of Lessee under the Lease which are not of a payment or monetary nature. Notwithstanding anything contained herein, if Guarantor is required pursuant to this Guaranty to satisfy any obligation of Lessee under the Lease, Guarantor shall be entitled to the same defenses under the Lease as if Guarantor were the Lessee under the Lease. In the event that Lessor brings an action for the enforcement of the Guaranty or brings Guarantor into any action against the Lessee for any payment or contractual monetary obligation under the Lease, Guarantor shall have the right to raise any defense, off-set, counter claim or action the Lessee may have against Lessor under the Lease. Guarantor agrees to pay the Lessor within twenty (20) days from the date Lessor notifies Guarantor, in writing, of a failure by Lessee to pay any Indebtedness (or portion thereof) which has resulted in the occurrence of a default (beyond any applicable cure period under the Lease).

II. Changes Do Not Affect Liability. Guarantor consents and agrees that Lessor may, without notice or demand and in its sole and absolute discretion and without affecting Guarantor’s liability under this Guaranty, from time to time (a) take, hold, release, waive, exchange, modify or enforce any security for the payment and performance of this Guaranty or the payment and performance of the Lease and make elections under the federal bankruptcy laws concerning any such security; (b) apply such security and direct the order or manner of sale thereof as Lessor in its discretion may determine; (c) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy proceeding of Lessee or any other guarantor or pledgor; and (d) otherwise deal with Lessee or any other guarantor or pledgor or party related to the Lease or any security or collateral in such manner as Lessor may determine in its sole and absolute discretion. Without limiting the generality of the foregoing. Guarantor waives the rights and benefits under California Civil Code 2819 and agrees that by doing so its liability shall continue even if Lessor alters any obligations under the Lease in any respect or Lessor’s rights or remedies against Lessee are in any way impaired or suspended without Guarantor’s consent. Lessor may upon prior reasonably notice to Guarantor assign the Lease and this Guaranty without affecting the liability of Guarantor under this Guaranty.

III. Waivers by Guarantor of Certain Rights and Defenses. Guarantor waives and relinquishes any rights it may have under California Civil Code 2845, 2849 and 2850 or otherwise to require Lessor to (a) proceed against Lessee or any other guarantor, pledgor or person liable under the Lease; (b) proceed against or exhaust any security for the Lease or this Guaranty, or (c) pursue any other remedy in Lessor’s power whatsoever. In other words, Lessor may proceed against Guarantor for the obligations guaranteed without first taking any action against Lessee or any other guarantor, pledgor or person liable under the Lease and without proceeding against any security. Guarantor shall not have, and hereby waives (a) any right of subrogation, contribution, indemnity and any similar right that Guarantor may otherwise have, (b) any right to any remedy which Lessor now has or may hereafter have against Lessee, and (c) any benefit of any security now or hereafter held by Lessor. Guarantor waives (a) all presentments, demands for performance, notices of non-performance, protests, notices of protests and notices of dishonor; (b) all other notices and demands to which Guarantor might be entitled, including without limitation notice of all of the following: the acceptance hereof; any adverse change in Lessee’s financial position; any other fact which might increase Guarantor’s risk; any default, partial payment or non-payment under the Lease; any and all agreements and arrangements between Lessor and Lessee and any changes, modifications, or extensions thereof; and any revocation, modification or release of any guaranty of any or all of the Lease by any person (including without limitation any other person signing this Guaranty), provided that notwithstanding the foregoing, Lessor shall make a good faith attempt to notify Guarantor of any of the foregoing matters in this clause (b); (c) any defense arising by reason of any failure of Lessor to obtain, perfect, maintain or keep in force any security interest in any property of Lessee or any other person; (d) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Lessee or any other guarantor or any person liable under the Lease, including without limitation any discharge of, or bar against collecting, any of the obligations guaranteed hereby in or as a result of any such proceeding, any rejection of the Lease and any limitation on Lessor’s claim for rejection damages under 11 U.S.C. 1165 (which contains a limitation equal to the greater of one (1) year’s rent or fifteen percent (15%) of the rent for the remaining term of the Lease (not to exceed three (3) years)) or otherwise; (e) any defense arising by reason of any disability or other defense of Lessee or any other guarantor or any other person or by reason of the cessation from any cause whatsoever of the liability of Lessee or any other guarantor or any other person; and (f) the right to a jury trial in any action under this Guaranty or relating to this Guaranty; Without limiting the generality of the foregoing or any other provision of this Guaranty, Guarantor expressly waives any and all benefits which might otherwise be available to Guarantor under, 2899 (which provides for the order of resort to different funds held by the creditor) and 3433 (which provides for the right of a creditor to require that another creditor entitled to resort to several sources of payments first resort to sources not available to the first creditor). Notwithstanding anything contained herein, Lessor agrees that Guarantor’s liability hereunder shall cease upon Lessee’s full performance under the Lease.

IV. Independent Liability; Joint and Several liability. Guarantor agrees that one or more successive or concurrent actions may be brought on this Guaranty against Guarantor, in the same action in which Lessee may be sued or in separate actions, as often as deemed advisable by Lessor. The obligations under this Guaranty are joint and several, and independent of the obligations of Lessee. If Guarantor is a married person, Guarantor agrees that recourse may be had against his separate property for all of his obligations under this Guaranty.

V. Remedies Cumulative; No Waiver. Lessor shall have the right to seek recourse against Guarantor to the full extent provided for in this Guaranty and in any other instrument or agreement evidencing obligations of Guarantor to Lessor, and against Lessee to the full extent of the obligations guaranteed hereby. No election in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of such parties right to proceed in any other form of action or proceeding or against any other party. The failure of any party to enforce any of the provisions of this Guaranty at any time or for a period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce the same. All remedies under this Guaranty shall be cumulative and shall be in addition to all rights, powers and remedies given to Lessor by law or under any other instrument or agreement.

VI. Financial Condition of Lessee. Guarantor acknowledges that certain facts concerning Lessee and Lessee’s financial condition may be known or become known to lessor, Guarantor waives any right to require Lessor to furnish such information to Guarantor and agrees not to assert any defense Guarantor may have based upon Lessor’s failure to furnish such information. Guarantor acknowledges that, in executing this Guaranty and at all times hereafter, Guarantor relies and will continue to rely upon its own investigation and sources other than Lessor for all information and facts relating to Lessee and Lessee’s financial condition.

VII. Subordination. This section has been intentionally omitted.

VIII. Bankruptcy of Lessee. Guarantor shall not commence or join with any other person in commencing any involuntary bankruptcy, reorganization or insolvency proceedings against Lessee or any person liable for Lessee’s obligations under the Lease. If the Lease is rejected in any bankruptcy proceeding, it shall not affect Guarantor’s liability under this Guaranty for all of the obligations of Lessee under the Lease due or to become due thereunder, and in addition thereto, at the option of Lessor, Guarantor shall either assume the Lease and pay and perform all of the obligations of the Lessee thereunder or enter into a new lease with Lessor on substantially all of the terms and conditions of the Lease for the remaining term of the Lease.

IX. Successors and Assigns; Amendment. All rights, benefits and privileges under this Guaranty shall inure to the benefit of and be enforceable by Lessor and its successors and assigns and shall be binding upon Guarantor and his heirs, representatives, successors and assigns. Neither the death of Guarantor nor notice thereof to Lessor shall terminate this Guaranty as to his estate, and, notwithstanding the death of Guarantor or notice thereof to Lessor, this Guaranty shall continue in full force and effect. The provisions of this Guaranty may not be waived or amended except in a writing executed by Guarantor and a duly authorized representative of Lessor.

X. Reports and Financial Information of Guarantor. Guarantor shall also be required to deliver estoppel certificates in the form and at the times when Lessee shall be required to deliver estoppel certificates under the Lease, which may include a statement to the effect that this Guaranty remains in effect and that Guarantor has no rights of offset or defenses to enforcement of this Guaranty, except as otherwise set forth in this Guaranty. Guarantor shall have no obligation to make any financial disclosures other than such information as Guarantor makes publicly available in the normal course of business.

XI. Representations and Warranties. Guarantor represents and warrants that (i) if Guarantor is a corporation or partnership, it is duly organized, validly existing, and in good standing under the laws of the state of its organization, (ii) it is in Guarantor’s direct interest to assist Lessee in procuring the Lease, because Lessee has a direct or indirect corporate or business relationship with Guarantor, (iii) this Guaranty has been duly and validly authorized, executed and delivered and constitutes the binding obligation of Guarantor, enforceable in accordance with its terms, and (iv) the execution and delivery of this Guaranty does not violate (with or without the giving of notice, the passage of time, or both) any order, judgment, decree, instrument or agreement to which Guarantor is a party or by which it or its assets are affected or bound.

XII. Authority of Lessee’s Representatives. If Lessee is a corporation, partnership or other entity, Lessor shall have no obligation to inquire into the power or authority of Lessee or any of its officers, directors, partners, or agents acting or purporting to act on its behalf.

XIII. Construction; Severability; Integration. When this Guaranty is executed by more than one Guarantor, the word “Guarantor” shall mean all and any one or more of them. Words used in this Guaranty in the masculine or neuter gender shall include the masculine, neuter and feminine gender, and words used in this Guaranty in the singular shall include the plural and vice versa, wherever the context so reasonably requires. If any provision of this Guaranty or the application thereof to any party or circumstance is held invalid, void, inoperative, or unenforceable, the remainder of this Guaranty and the application of such provision to other parties or circumstances shall not be affected thereby, the provisions of this Guaranty being severable in any such instance. This Guaranty is the entire and only agreement between Guarantor and Lessor respecting the guaranty of the Lease, and all representations, warranties, agreements, or undertakings heretofore or contemporaneously made, which are not set forth in this Guaranty, are superseded.

XIV. Governing Law; Jurisdiction. This Guaranty is governed by and construed according to the laws of the State of California applicable to contracts made and to be performed in such state. In order to induce Lessor to accept this Guaranty, and as a material part of the consideration therefor, Guarantor (i) agrees that all actions or proceedings relating directly or indirectly to this Guaranty shall be litigated in courts located within the State of California, and (ii) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery or any other method permitted by law.

XV. Paragraph Headings. Paragraph headings are used in this Guaranty for convenience only and shall not be used in any manner to construe, limit, define or interpret any provision of this Guaranty.

XVI. Time of Essence. Time is of the essence in the performance by Guarantor of each and every obligation under this Guaranty.

XVII. Notices. Any notice which a party shall be requested or shall desire to give to the other under this Guaranty shall be given by personal delivery or by depositing the same in the United States mail, first class postage pre-paid, addressed to Lessor at its address set forth above and to Guarantor at its address set forth below, and such notices shall be deemed duly given on the date of personal delivery or three (3) days after the date of mailing as aforesaid. Lessor and Guarantor may change their address for purposes of receiving notices under this Guaranty by giving written notice thereof to the other party in accordance with this Section. Guarantor and Lessor shall give the other party immediate written notice of any change in its address.

Sony Music Entertainment Inc.

550 Madison Avenue

New York, New York 10022

Attention: ______________________

with copy to:

_______________________________

_______________________________

_______________________________

Attention: ______________________

Universal Music Group, Inc.

2220 Colorado Avenue

Santa Monica, California 90404

Attention: Senior Vice President, Business & Legal Affairs

XVIII. Advice of Counsel. Guarantor has had the opportunity to review this Guaranty with its counsel, and such counsel has explained to it the meaning and significance of the provisions of this Guaranty, including but not limited to the waivers and consents contained in this Guaranty, and answered any questions that it had regarding the meaning, significance and effect of the provisions of this Guaranty.

XIX. Attorney’s Fees. In the event of any legal proceeding is brought by either party to dispute or enforce any of the terms, conditions and provisions of this Guaranty, the prevailing party shall be entitled to recover from the other party its court costs and reasonable attorney’s fees.

XX. Binding Effect. This Guaranty shall not be binding on Guarantor unless and until Lessor has executed the acknowledgement and agreement to the terms and conditions herein.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty the day and year first above written.

GUARANTOR: Universal Music Group, Inc., a California Corporation

Authorized Signatory

Date

GUARANTOR: Sony Music Entertainment Inc., a Delaware corporation

Authorized Signatory

Date

Acknowledged and Agreed:

FOX & FIELDS

By:

Name:

Title:

Date:

7